Exhibit 99.1

Gannett Announces Continued Debt Repayment

MCLEAN, VA — August 10, 2023 — Gannett Co., Inc. ("Gannett", "we", "us", "our", or the "Company") (NYSE: GCI) announced today:

The Company used proceeds of $44.4 million from real estate sales completed in the third quarter to reduce its first lien debt by $46.9 million.
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Approximately $16.0 million of the proceeds were used to repurchase approximately $18.5 million of 6.00% first lien notes due November 1, 2026 (the “2026 Senior Notes”), representing a discount to par.

•	The remaining $28.4 million of proceeds were used to repay amounts under its five-year senior secured term loan facility (the “New Senior Secured Term Loan”).

“As part of our long-term strategy, debt repayment remains a high priority, and we continue to make measurable progress each quarter, evidenced again by repaying $46.9 million of debt subsequent to the second quarter of 2023. Year-to-date, we have repaid approximately $100 million of debt, and we expect to exceed our initial projections by repaying at least $130 million of debt by the end of 2023. We believe we are well positioned to further improve our overall capital structure in the latter half of the year, while maintaining a healthy balance sheet and strong liquidity position. Our recent debt repayments, combined with the real estate assets still in the sales pipeline, have placed us in a favorable position to achieve a first lien net leverage well below 2.0x by the end of the year,” said Michael Reed, Gannett Chairman and Chief Executive Officer.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is a subscription-led and digitally-focused media and marketing solutions company committed to empowering communities to thrive. With an unmatched reach at the national and local level, Gannett touches the lives of millions with our Pulitzer Prize-winning content, consumer experiences and benefits, and advertiser products and services. Our current portfolio of media assets includes the USA TODAY NETWORK, which includes USA TODAY, and local media organizations in 43 states in the United States, and Newsquest, a wholly-owned subsidiary operating in the United Kingdom. We also own digital marketing services companies under the brand LocaliQ, which provide a cloud-based platform of products to enable small and medium-sized businesses to accomplish their marketing goals. In addition, our portfolio includes what we believe is the largest media-owned events business in the U.S., USA TODAY NETWORK Ventures. To connect with us, visit www.gannett.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our business outlook, our ability to create long-term stockholder value, our expectations, in terms of both amount and timing, with respect to debt repayment, our capital structure and balance sheet, our expectations regarding real estate and other asset sales, our strategy, our ability to achieve our operating priorities, our long-term opportunities, economic impacts, and future revenue trends and our ability to influence trends. The Company makes no guarantees or assurances that sales of any of the real estate or other asset sales in negotiation will close. Words such as "expect(s)", “continue(s),” "believe(s)", "will", “remain(s),” and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company’s most recent Annual Report on Form 10-K, our quarterly reports on Form 10-Q, and our other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Except to the extent required by law, the Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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For investor inquiries, contact:	For media inquiries, contact:
Matt Esposito	Lark-Marie Anton
Investor Relations	Corporate Communications
703-854-3000	646-906-4087
investors@gannett.com	lark@gannett.com

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